UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        (i)         On October 19, 2017, the stockholders of Landec Corporation (the “Company”) approved an amendment to the Company’s 2013 Stock Incentive Plan (the “Amended Plan”) that increases the number of shares of common stock available for issuance by 1,000,000 shares.  Upon such approval, the Amended Plan became effective.  Employees (including officers), consultants and directors of the Company and its subsidiaries and affiliates are eligible to participate in the Amended Plan.  The Amended Plan provides for the grant of stock options (both nonstatutory and incentive stock options), stock grants, stock units and stock appreciation rights.  Awards under the Amended Plan will be evidenced by an agreement with the Amended Plan participant.  A total of three million (3,000,000) shares of the common stock are available for awards under the Amended Plan.  As of October 19, 2017, 1,956,849 shares of the original 2,000,000 shares had been issued pursuant to previous awards granted under the 2013 Stock Incentive Plan. The Board of Directors may amend the Amended Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules.  The Board of Directors may terminate the Amended Plan at any time for any reason.  The term of the Amended Plan is seven years and expires on October 10, 2020.

The foregoing description of the Amended Plan is only a summary and is qualified in its entirety by reference to the Amended Plan.

            (ii)        On October 19, 2017, the Board of Directors approved the grant of the number of restricted stock units and stock options to the employees listed below.  The restricted stock units will vest on the third anniversary of the grant date and the stock options will vest monthly over the 36 months following the grant date.

	RSUs	Options
Molly Hemmeter, President and Chief Executive Officer of the Company	45,000	15,000
Gregory Skinner, Chief Financial Officer of the Company	21,000	7,000
Ronald Midyett, Chief Operating Officer of the Company	15,000	5,000
Steven Bitler, Vice President of Corporate Technology	7,500	2,500

Item 5.07         Submission of Matters to a Vote of Security Holders.

            On October 19, 2017, the Company held its Annual Meeting of Stockholders. The five proposals presented to stockholders were the election of five Class 2 directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 27, 2018, the approval of the amendment to the 2013 Stock Incentive Plan, the approval of a non-binding advisory vote on executive compensation and an advisory vote on the frequency of the non-binding advisory vote on executive compensation.

1. The voting results for the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Albert D. Bolles, Ph.D	23,291,434	342,803	2,529,889
Deborah Carosella	23,419,098	215,139	2,529,889
Tonia Pankopf	23,415,234	219,003	2,529,889
Robert Tobin	23,221,093	413,144	2,529,889
Molly A. Hemmeter	23,270,712	363,525	2,529,889

2. Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 28, 2017, with votes as follows:  25,910,579 votes for approval and 245,614 votes against approval, with 7,933 shares abstaining.

3. Stockholders approved the amendment to the 2013 Stock Incentive Plan.

For	Against	Abstain	Broker-Non-Votes
20,646,336	2,968,251	19,650	2,529,889

4. Stockholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with votes as follows:

For	Against	Abstain	Broker-Non-Votes
22,499,066	933,533	201,638	2,529,889

5. On an advisory basis, stockholders indicated their preference for the non-binding advisory vote on executive compensation to be held annually.

One Year	Two Years	Three Years	Abstain	Broker-Non-Votes
19,679,457	28,595	3,729,970	196,215	2,529,889

Based on these results, and consistent with the Board of Directors’ recommendation, the Company has determined that it will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	First Amendment to the 2013 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2017

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to the 2013 Stock Incentive Plan